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                                                                    EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated June 27, 2003 (except for Note 9 as to which the date is July 14, 2003), with respect to the financial statements LifePoint, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2004 incorporated by reference in the Registration Statement (Form S-3 to be filed on or about January 11, 2005) and related Prospectus of LifePoint, Inc. for the registration of 61,859,070 shares of its common stock.


                                                           /s/ Ernst & Young LLP

Orange County, California
January 11, 2005